EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Morgan Stanley Bank of America Merrill Lynch Trust 2016-C32 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, KeyBank National Association, as Primary Servicer, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Potomac Mills Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Potomac Mills Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Potomac Mills Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Potomac Mills Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Potomac Mills Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Potomac Mills Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Potomac Mills Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Hilton Hawaiian Village Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Hilton Hawaiian Village Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hilton Hawaiian Village Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hilton Hawaiian Village Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Hilton Hawaiian Village Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Hilton Hawaiian Village Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 191 Peachtree Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 191 Peachtree Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 191 Peachtree Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 191 Peachtree Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 191 Peachtree Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 191 Peachtree Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Wolfchase Galleria Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Wolfchase Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Wolfchase Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Wolfchase Galleria Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Wolfchase Galleria Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Wolfchase Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the FedEx Ground Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the FedEx Ground Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the FedEx Ground Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the FedEx Ground Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the FedEx Ground Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the FedEx Ground Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the FedEx Ground Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the American Greetings HQ Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the American Greetings HQ Mortgage Loan, Wilmington Trust, National Association, as Trustee for the American Greetings HQ Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the American Greetings HQ Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the American Greetings HQ Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the American Greetings HQ Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the American Greetings HQ Mortgage Loan.

Dated: March 9, 2023

/s/ Leland F. Bunch, III

Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)